Exhibit 10-25

FinWise Bancorp
Incentive Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of_______, ____ by and between FinWise Bancorp, a Utah corporation, (the “Company”) and _______ (the “Employee”).

Grant Date:
Exercise Price per Share:	$
Number of Option Shares:
Expiration Date:

1.            Grant of Option.

1.1.       Grant; Type of Option.  Pursuant to and subject to the terms of the Company’s [2016/2019] Stock Option Plan (the “Plan”) and this Agreement, the Company hereby grants to the Employee an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. This Option is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided, however, that to the extent any portion of the Option does not qualify as an incentive stock option under Section 422(d) of the Code, such portion of the Option shall be a non-qualified option.

1.2.        Consideration. The grant of the Option is made in consideration of the services rendered by the Employee to the Company.

2.          Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

3.            Exercise Period; Vesting.

3.1.       Vesting Schedule.  Subject to Section 3.2, this Option shall vest and become exercisable with respect to a whole number of shares as close as possible to ⅓ of the shares subject to the Option on each of the first three anniversaries of the Grant Date (each such date, a “Vesting Date”).

3.2.       If the Employee’s service with the Company or an affiliate of the Company terminates for any reason, whether by the employer or the Employee, prior to the Option being vested and exercisable in full, then any portion of the Option that is not vested and exercisable at the time of such termination, shall be automatically forfeited and cancelled without any payment thereon.

3.3.        Expiration. Unless terminated earlier pursuant to the terms of the Plan or this Agreement, the Option will expire on the Expiration Date set forth above.

4.           Termination of Employment.

4.1.       Termination for Reasons Other Than Death, Disability. If the Employee’s employment is terminated for any reason other than death, Disability or Cause, the Employee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the Employee’s employment or (b) the Expiration Date.

4.2.       Termination due to Disability. If the Employee’s employment terminates as a result of the Employee’s Disability, the Employee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 12 months following the Employee’s termination of employment or (b) the Expiration Date.

4.3.        Termination due to Death. If the Employee’s employment terminates as a result of the Employee’s death, or the Employee dies within a period following termination of the Employee’s employment during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Employee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Employee’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Employee’s death or (b) the Expiration Date.

4.4.     Termination for Cause. If the Company terminates the Employee’s employment for Cause, the Option shall expire as of the commencement of business on the effective date of such termination and thereafter shall be null and void and of no further force or effect.

5.            Manner of Exercise.

5.1.      Election to Exercise.  The Option shall be exercisable in whole or in part.  The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.  The Option shall be exercised by delivering notice to the Company in the form, manner and time specified by the Administrator, accompanied by payment for the shares of Common Stock being purchased upon the exercise of the Option.  If someone other than the Employee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

5.2.      Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in the manner designated by the Administrator.

5.3.        Withholding. Prior to the issuance of shares upon the exercise of the Option, the Employee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Employee may satisfy such tax withholding obligation relating to the exercise of the Option by tendering a cash payment, by means of a brokered cashless exercise or through such means as the Administrator may determine in its sole discretion.  The Company has the right to withhold from any compensation paid to Employee.

5.4.        Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Employee, the Employee’s authorized assignee, or the Employee’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

6.          No Right to Continue as an Employee. This Agreement shall NOT confer upon the Employee any right to continue as an employee of the Company or an affiliate.  Further, nothing in this Agreement shall be construed to limit the discretion of the Company or any affiliate to terminate the Employee’s employment at any time and for any reason.  The Employee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date that such shares have been issued upon exercise of the Option.

7.            Transferability. The Option may be transferred to a Permitted Transferee upon written approval by the Administrator.

8.          Tax Obligations.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Employee’s liability for Tax-Related Items.

9.            Non-solicitation.

9.1.        In consideration of the Option, the Employee agrees and covenants not to:

a.          directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for twelve months following the Employee’s termination of employment; or

b.        or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of twelve months following the Employee’s termination of employment.

9.2.        In the event of a breach or threatened breach of any of the covenants contained in Section 9.1, the Employee hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

10.        Notices. Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given or made:  (a) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented; (b) if sent or mailed by reputable overnight courier service to the Company at its principal office address and to the Employee at his address appearing in the current records of the Company, then as of the first business day after the date so sent; (c) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at its principal office address and to the Employee at his address appearing in the current records of the Company, then as of the third business day after the date so mailed or (d) by email to the Company at [______] and to the Employee at his email address appearing in the current records of the Company.  The address or email address to which notices to a party shall be sent may be changed by such party from time to time by written notice to the other party.

11.          Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Utah without regard to conflict of law principles.

12.          Definitions.

12.1.      “Cause” has the meaning provided in any employment, severance or other agreement governing the relationship between the Employee and the Company that includes a definition of “cause,” and if no such agreement exists, “Cause” shall mean one or more of the following:

a.           any failure by the Employee substantially to perform the Employee’s employment or other duties;

b.           any excessive unauthorized absenteeism by the Employee;

c.          any refusal by the Employee to obey the lawful orders of the Board or any other person or committee to whom the Employee reports;

d.           any act or omission by the Employee that is or may be injurious to the Company, monetarily or otherwise;

e.           any act by the Employee that is inconsistent with the best interests of the Company;

f.         the Employee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

g.           the Employee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliates’, confidential or proprietary information;

h.           the Employee’s commission of any felony or any other crime involving moral turpitude; and

i.            the Employee’s commission of any act involving dishonesty or fraud.

Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Employee or at law or in equity.  Any determination of whether the Employee’s employment is (or is deemed to have been) terminated for Cause shall be made by the Administrator in its sole discretion.  If, subsequent to the Employee’s voluntary termination of employment or involuntary termination of employment without Cause, it is discovered that the Employee’s employment could have been terminated for Cause, the Administrator may deem the Employee’s employment to have been terminated for Cause.  The Employee’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

12.2.      “Common Stock” means the Company’s common stock, $0.001 par value per share.

12.3.      “Disability” means Employee’s total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.

12.4.     “Permitted Transferee” means: (a) a member of the Employee’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests; or (b) such other transferees as may be permitted by the Board in its sole discretion.

13.         Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Employee and the Employee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

14.        Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.         Discretionary Nature.  The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company.

16.         Entire Agreement; Amendments and Waivers.  This Agreement, [together with the Employee’s employment agreement, dated as of_______,] constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board.  No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

17.         No Impact on Other Benefits.  The value of the Employee’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

18.          Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, by email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

19.         Employee Acknowledgment.  The Employee hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Option shall be final and conclusive, (iii) that any shares of Common Stock acquired through exercise of the Option are being acquired for the Employee’s own account and not with a view to distribution and (iv) that there may be adverse tax consequences upon exercise of the Option, vesting or disposition of the underlying shares and that the Employee should consult a tax advisor prior to such vesting, exercise or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FINWISE BANCORP

By:
Name:
Title:

EMPLOYEE

[Name]